UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01	OTHER EVENTS.

Doral Energy Corp. (the “Company”) has become aware of a report dated October 5, 2009 prepared by Charlie Buck and “Win Before You Buy”. The Company believes that Charlie Buck and Win Before You Buy are affiliated with Scott S. Fraser, the Ultimate Stock-Profit Compass, EGA Research, the Elite Stock Market Advisory and the Contrarian Press. The Company believes that the above referenced report does not provide an accurate portrayal of the Company and its business. The Company wishes to advise investors that the Company has not approved, authorized or participated in the creation or distribution of any reports prepared by Charlie Buck, Win Before You Buy, Scott S. Fraser, the Ultimate Stock-Profit Compass, EGA Research, the Elite Stock Market Advisory or the Contrarian Press. The Company advises investors not to rely on these reports for accurate information regarding the Company.

For information regarding the Company, please consult the Company’s filings with the United States Securities and Exchange Commission, which may be viewed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: October 6, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer